                                                                    Exhibit 10.1

                         MICHAEL WARREN ASSOCIATES INC.

                                                                  March 16, 2007

Kenneth Kermes, Chairman
BNS Holding, Inc.
25 Enterprise Center, Suite 103
Middletown, RI  02842

Dear Kenneth:

     This letter is to confirm the engagement of MICHAEL WARREN ASSOCIATES, INC.
(the "Firm") to provide management  consulting services to BNS HOLDING, INC. AND
SUBSIDIARIES (together,  the "Client" or the "Company") . The personnel provided by the Firm hereunder will be employees of the Firm who will work directly under the  Client's  supervision,  and the Client will be solely  responsible  for the direction and control of their work. All existing or additional employees of the
Client will be under the direction and control of the senior manager provided by the Firm for the duration of this engagement.  Accordingly, the Firm will not be responsible for the scope and nature of the services but will be responsible for the method and  manner of  performance  provided  by its  personnel.  The Firm's personnel  shall not have the  authority to act as an officer or director of the
Client or to represent or obligate the Client in any manner unless authorized to do so in writing by the Client.  The Firm's  personnel may act as an officer (in one or more  capacities)  of the Company  only if duly  elected by a vote of the
Board of Directors of the Client and if provided indemnification from the Client for  actions  taken as an  officer,  and if further  provided  coverage  under a
Directors  and  Officers  insurance  contract  to the extent  afforded  to other directors and officers.  In the event  personnel of the Firm serve as an officer of the Client,  such officer  shall use his best efforts to carry out his duties as such  officer,  as directed by the Board of  Directors or the Chairman of the
Board from time to time.

     Notwithstanding  the foregoing,  nothing in this Agreement  shall limit the liabilities  of the Firm's  personnel  serving as an officer of the Client under the securities laws and regulations and under the Delaware  General  Corporation
Law.

     The Firm's  services will not  constitute an engagement to provide audit or
attestation   services  as  described  in  the  pronouncements  on  professional standards  issued by the AICPA and,  accordingly,  the Firm will not provide any assurance concerning the reliability of any assertion that is the responsibility of  another  party.  The  services  provided  hereunder  will not  result in the issuance of any written or oral  communications  by the Firm's  personnel to the
Client or any third party  expressing a conclusion or any form of assurance with respect to financial data or internal  controls  except as  contemplated  by the securities  laws  and  regulations  applicable  to  officers  of  a  corporation
(including certifications as to certain financial matters).

     The  Client  agrees to  provide,  at its own cost and  expense,  reasonable working  space and  materials,  which may be  necessary in  connection  with the performance by the Firm's  personnel of the services  required  pursuant to this engagement.

     Except as otherwise  provided by the securities  laws or regulations or the
General  Corporation  Law of  Delaware,  in no  event  shall  the  Firm  and its personnel be liable for consequential,  special, indirect, incidental, punitive, or exemplary loss, damage, cost or expense (including,  without limitation, lost profits and opportunity  costs).  Except as otherwise provided by the securities laws or  regulations  or the General  Corporation  Law of Delaware,  the maximum total  liability of the Firm and its personnel and any affiliate of the Firm for any actions, losses, damages, claims, liabilities,  costs or expenses in any way arising out of or relating to this engagement, shall not exceed the fees paid by the Client to the Firm hereunder for the portion of the Firm's  services or work product  hereunder giving rise to such liability other than liability on account of intentional misconduct or material negligence. The Client agrees to indemnify and hold  harmless (to the maximum  extent  permitted  for an officer  under the
General Corporation Law of Delaware,  and the Company's Charter and By-laws) the
Firm and its  personnel  and any  affiliate of the Firm from and against any and
all  actions,   losses,  damages,  claims,   liabilities,   costs  and  expenses
(including,  without limitation,  reasonable legal fees and expenses) in any way arising  out of or  relating to this  engagement,  except to the extent  finally judicially  determined  to have  resulted  from the  intentional  misconduct  or material negligence of the Firm or any of its personnel.  The provisions of this paragraph shall apply  regardless of the form of action,  loss,  damage,  claim, liability,  cost,  or expense,  whether in contract,  statute,  tort  (including without limitation,  negligence), or otherwise. The provisions of this paragraph shall survive the completion or termination of this engagement.

     The Firm  and its  personnel  will  preserve  the  confidential  nature  of information  received from the Client,  and will not disclose or disseminate the
Client's trade secrets, other proprietary  information or confidential financial information  to any third  party  without  the  express  written  consent of the
Client.

     Fees  for  this  engagement  are  based  on the  billing  rates of the Firm attached hereto as an addendum. Fees will be billed weekly, payable upon receipt of our invoices.  The Firm reserves the right to withdraw all personnel provided to the Client and to cease performing  services  hereunder if any invoice is not promptly  paid when due. The Client  agrees that (except with respect to Michael
D. Warren) they will not hire any individual  provided to you hereunder prior to the later of (i) a period of one year from the date hereof,  and (ii) six months after the completion of such individual's assignment, without notifying the Firm and in the event  that the  Client  does hire any such  individual,  the  Client agrees  to pay  the  Firm a fee  equal  to 30% of such  individual's  annualized salary.

     The  Firm  will  receive  from  the  Client   additional  annual  incentive
compensation  in the form of a cash bonus in an amount equal to no more than 40%
of the Firm's billings during the term of this Agreement or restricted  stock at the discretion of the Board of Directors of the Company.

     "Cause",  for purposes of this  agreement,  means:  (i)  Commission by said officer of a criminal act (i.e.,  any act which, if  successfully  prosecuted by the appropriate authorities would constitute a crime under State or Federal law)
or civil fraud under the securities laws, or of significant  misconduct  related to the business of the Company, (ii) Refusal or failure of the officer to comply with the mandates of the Board of  Directors  or the  Chairman of the Board,  or
failure by the officer to substantially perform his duties hereunder, other than such failure  resulting from his total or partial  incapacity due to physical or mental illness, which refusal or failure has not been cured within 30 days after notice  has been  given  to him,  or (iii)  Breach  of any of the  terms of this
Agreement  by the Firm or any of its  personnel  which breach has not been cured within 30 days after notice has been given to the Firm or said officer.

     This  Agreement  and the services of said officer may be  terminated by the
Client for cause immediately upon notice, subject to any cure period provided in the  definition  above,  and, in addition,  this  Agreement may be terminated by either party  without  cause upon thirty (30) days prior  written  notice to the other party after an initial period of ninety (90) days from the date agreed and accepted  by the  Client,  subject  to the  terms and  conditions  stated in the preceding two paragraphs.

     The term of this  Agreement  shall  commence  on  January 1, 2007 and shall continue  in force for a period of one year or until  notice of  termination  is given by either party as stated in the  preceding  paragraphs.  Notices shall be sent to the Client at the  address  set fourth on Page 1 of this  letter  with a copy to Olshan Grundman Frome  Rosenzweig & Wolosky,  LLP, Attn:  Steven Wolosky
(Fax No. 212-451-2222). Notices shall be sent to Michael Warren Associates, Inc.
at 114 Kay Street, Newport, RI 02840

     This  Agreement  shall be governed by the laws of the State of Rhode Island and  Providence  Plantations  (without  giving effect to internal  choice of law rules)  and shall be  binding  on any  successors  or  permitted  assigns of the parties.  This Agreement represents the entire understanding of the parties with
respect  to  its   subject   matter  and   supercedes   all  prior   agreements,
understandings,  representations  or the like,  if any,  relating to the subject matter hereof. This Agreement is not assignable without the consent of the other party and may not be amended or modified  without  the  written  consent of both parties.

     If the foregoing is in accordance with the Client's  understanding,  please sign and return the duplicate of this letter.

     We appreciate this opportunity to serve BNS Co.

                                               Sincerely,

                                               Michael Warren
                                               President
                                               MICHAEL WARREN ASSOICATES, INC.
Agreed and accepted:
BNS Holding, Inc.

By:
   ----------------------------------
   Kenneth N. Kermes
   Title:  Chairman of the Board

                           ENGAGEMENT LETTER ADDENDUM
                                ADDENDUM NUMBER I

CLIENT COMPANY NAME AND ADDRESS (FOR BILLING PURPOSES):

     BNS Holding, Inc.
     25 Enterprise Center
     Middletown, RI  02842

     Or such other address as shall be designated from time to time

CLIENT CONTACT:

     Kenneth Kermes, Chairman of the Board of Directors

DESCRIPTION OF SERVICES:

     General senior management  consulting  services,  including  preparation of regulatory and tax filings (with advice and review from corporate  counsel, tax  advisors  and  external  auditors),  supervision  of year  end  audit, supervision  of remaining  staff,  services as President and CEO and CFO of the Company,  and other duties as may from time to time be agreed to by the
     Client.

ASSIGNMENT LENGTH:

     The term of this  Agreement  shall  commence  on  January 1, 2007 and shall continue in force for a period of one year or until  notice of  termination is given by either party as stated in the above Engagement Letter.

PERSONNEL ASSIGNED:

     Michael Warren
     Other personnel may be provided as needed at billing rates agreed to in advance.

BILLING RATE AND EXPENSE INSTRUCTIONS:

     $220 per hour.

     Any out-of-pocket  expenses are to be reimbursed promptly upon presentation of an expense report and supporting receipts. Reasonable travel expenses to include  a)  Business  Class  (or  First  Class  if  Business  Class is not
     available) airfare for flights longer than four hours duration, b) business class  hotel  accommodations  such  as  Marriott  Courtyard  or  equivalent accommodations,  c)  reasonable  and  customary  meals while  traveling  on
     Client's  business,  d) mileage  reimbursement for personal  automobile use
     (other than travel between Newport and the Client's  principle  offices) at the rate of $0.50 per mile, and e) other reasonable and customary  expenses as may be  necessary  from time to time in the  performance  of the  duties directed by the Client.